Exhibit 99.2


                               Supplement No. 2 to

                 Solicitation Statement Dated September 18, 2000

                                 WHX CORPORATION

                     Solicitation of Consents to Amendments
                                       of
                  Certain Provisions of the Indenture Governing
                                       its
                          10-1/2% Senior Notes due 2005
                             (CUSIP No. 929248 AB 8)


                       ----------------------------------



         This Supplement No. 2 amends the Solicitation Statement dated September 18, 2000 (as amended by Supplement No. 1 thereto dated September 29, 2000, the "Solicitation Statement") of WHX Corporation (the "Company") by which the Company is soliciting (the "Solicitation") the consent of the registered holders of its 10-1/2% Senior Notes due 2005 (the "Notes") to the amendment of certain provisions of the indenture dated as of April 7, 1998 between the Company and Bank One, N.A., as trustee, pursuant to which the Notes were issued (the "Indenture"). Capitalized terms not defined in this Supplement have the meanings given to them in the Solicitation Statement.


                       ----------------------------------



             The Solicitation Agent for the Consent Solicitation is:
                          Donaldson, Lufkin & Jenrette

              The date of this Supplement No. 2 is October 3, 2000.

Proposed Amendments Revised

         The  Solicitation  Statement  is hereby  amended to revise the Proposed
Amendments for which consents are solicited pursuant to the Solicitation Statement as set forth below and to amend the term "Proposed Amendments" as it is used in the Solicitation Statement to mean the Proposed Amendments set forth in the Solicitation Statement, as revised in this Supplement.

         The following is a summary of the changes to the Proposed Amendments effected hereby and is qualified by reference to the full text of those Proposed Amendments affected by these changes, which is set forth in Annex A hereto, and to the full text of the Indenture, copies of which are available upon request without charge from the Information Agent:

         (a) With respect to the covenant in the Indenture concerning Restricted Payments (Section 4.07), the Proposed Amendments are hereby revised to further amend such covenant to provide that no Restricted Payments will be permitted until October 1, 2002, other than certain payments, distributions and other transactions specifically set forth currently in the Indenture (in the second paragraph of Section 4.07).

         (b) With respect to the covenant in the Indenture concerning the incurrence of Indebtedness and the issuance of Preferred Stock (Section 4.09), the Proposed Amendments are hereby revised to amend the provision thereof that permits the incurrence of Indebtedness and issuance of Preferred Stock if, after giving effect thereto, the Company's Consolidated Leverage Ratio would be less than 5.0 to 1.0 to change such ratio to 4.5 to 1.0.

         (c) With respect to the covenant in the Indenture concerning Asset Sales (Section 4.10), the Proposed Amendments are hereby revised to further amend such covenant to provide that within 90 days of any Asset Sale, the Company may utilize the Net Proceeds from such sale to either reduce working capital and certain other Indebtedness or purchase Notes in the open market or in negotiated transactions. To the extent that 50% of the Net Proceeds as reduced by any working capital and other Indebtedness reductions are not utilized to purchase Notes, the Company will be required to make an Asset Sale Offer with such Net Proceeds at 85% of the principal amount of the Notes plus accrued and unpaid interest, if such Asset Sale occurs prior to April 1, 2001, or 95% of the principal amount of the Notes plus accrued and unpaid interest, if such Asset Sale occurs on or after April 1, 2001.

Expiration Date Unchanged

         The Expiration Date for the Solicitation remains October 4, 2000.

                                                                         ANNEX A

                           REVISED PROPOSED AMENDMENTS

         The following is the text of the revised Proposed Amendments as they relate to the indicated covenants and other provisions of the Indenture. The following is qualified in its entirety by reference to the Supplemental Indenture, copies of which may be obtained without charge from the Information Agent. Capitalized terms not otherwise defined in this Annex A have the meanings assigned thereto in the Indenture.

         If the Proposed Amendments are adopted, the following sections of the Indenture will be amended, effective as of the date of the Company's acceptance of the Consents, as follows (strike-through indicates text to be deleted and double underline indicates text to be added):

                Section 4.07. Restricted Payments.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (b) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes, except a payment of interest or principal at Stated Maturity; or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless [BEGIN UNDERLINE] such Restricted Payment is made on or after October 1, 2002 and, [END UNDERLINE] at the time of and after giving effect to such Restricted Payment:

                (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Adjusted Consolidated Leverage Ratio test set forth in the first paragraph of
         Section 4.09 hereof; and

                (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture, is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing April 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such "Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash, Cash Equivalents, the sum of
         (x) the initial amount of such Restricted Investment and (y) 50 % of the aggregate Net Proceeds received by the Company or any Restricted Subsidiary of the Company in excess of the initial amount of such Restricted Investment, plus (D) $25.0 million.

                The foregoing provisions will not prohibit (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii) (B) of the preceding paragraph; (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the Net Cash Proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (e) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member of the Company's or any of its Restricted Subsidiaries' management upon the death, disability or termination of employment of such member of management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $750,000 in any calendar year and $3.0 million in the aggregate; (f) the payment by the Company or any of its Restricted Subsidiaries of management fees to WPN or any Affiliate of WPN not to exceed $5.5 million in any calendar year, in exchange for services provided to the Company and its Restricted Subsidiaries by WPN or any Affiliate of WPN pursuant to any management agreement between the Company and/or any of its Restricted Subsidiaries and

WPN and/or any of its Affiliates; (g) payments permitted under the WHX Agreements; (h) [BEGIN STRIKE-THROUGH] THE PAYMENT OF CASH DIVIDENDS ON THE COMPANY'S CONVERTIBLE PREFERRED STOCK OUTSTANDING, AND THE DIVIDEND RATE IN EFFECT, ON THE DATE OF THIS INDENTURE, PROVIDED THAT IN THE CASE OF ANY SUCH DIVIDEND PAYMENTS MADE SUBSEQUENT TO JANUARY 1, 1999, THE COMPANY MAY ONLY MAKE SUCH DIVIDEND PAYMENTS IF, AT THE TIME OF SUCH DIVIDEND PAYMENT AND AFTER GIVING PRO FORMA EFFECT THERETO, THE COMPANY'S ADJUSTED CONSOLIDATED LEVERAGE RATIO WOULD BE LESS THAN 6.0 TO 1.0 [END STRIKE-THROUGH] [BEGIN UNDERLINE] distributions of all or any part of the assets, properties or Capital Stock of any or all of the WPC Related Persons to any Person other than common or preferred stockholders of WHX [END UNDERLINE] ; and (i) the direct or indirect purchase or other acquisition of Equity Interests of H&H pursuant to or in connection with the Tender Offer and the Merger.

                In determining the amount of Restricted Payments permissible under clause (iii) of the first paragraph of this covenant, amounts expended pursuant to clauses (a) [BEGIN STRIKE-THROUGH] , (e) AND (h) (ONLY WITH RESPECT TO DIVIDEND PAYMENTS MADE SUBSEQUENT TO JANUARY 1, 1999) [END STRIKE-THROUGH] [BEGIN UNDERLINE] and (e) [END UNDERLINE] of the immediately preceding paragraph shall be included as Restricted Payments for purposes of such clause (iii).


                The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation will be permitted only if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officer's certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

                Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness and Restricted Subsidiaries of the Company may issue shares of Preferred Stock if the Company's Adjusted Consolidated Leverage Ratio would have been less than [BEGIN STRIKE-THROUGH] 5.0 [END STRIKE-THROUGH] [BEGIN UNDERLINE] 4.5 [END UNDERLINE] to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness or the issuance of such Preferred Stock, as the case may be, and the application of the net proceeds therefrom.


                Notwithstanding the foregoing, the Company and, to the extent set forth below, its Restricted Subsidiaries may incur the following (each of which shall be given independent effect):

                (a) Indebtedness of the Company under the Notes and this Indenture;

                (b) Permitted Working Capital Indebtedness of the Company and its Restricted Subsidiaries;

                (c) Existing Indebtedness (other than Permitted Working Capital Indebtedness or Indebtedness under the Letter of Credit Facility);

                (d) Indebtedness of the Company and its Restricted Subsidiaries under the Letter of Credit Facility;

                (e) Capital Expenditure Indebtedness, Capital Lease Obligations and purchase money Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $70.0 million at any time outstanding;

                (f) (i) Hedging Obligations of the Company and its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary (which Indebtedness is otherwise permitted to be incurred under this covenant) to the extent the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; or (ii) repurchase agreements, reverse repurchase agreements or similar agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in Federal-Financial Agreements of Depository Institutions with Securities and Others (or any successor guidelines), as adopted by the Comptroller of the Currency;

                (g) Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $45.0 million at any time outstanding;

                (h) Indebtedness of the Company representing guarantees of Indebtedness incurred by one of its Restricted Subsidiaries pursuant to, and in compliance with, another provision of this covenant;

                (i)  Indebtedness  of the  Company  or  any  of  its  Restricted
         Subsidiaries representing guarantees of a portion of the Indebtedness of Wheeling-Nisshin which is not greater than the Company's or such Restricted Subsidiary's pro rata ownership of the outstanding Equity Interests in Wheeling-Nisshin; provided, however, that (i) in the case of a guarantee of any such Indebtedness by the Company, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii) at the time of incurrence and after giving effect to the Indebtedness of Wheeling-Nisshin which is being guaranteed, the Consolidated Interest Coverage Ratio of Wheeling-Nisshin for its most recently ended four full fiscal quarters for which internal financial statements are available would have been at least 2.00 to 1, determined on a pro forma basis as if any additional Indebtedness had been incurred at the beginning of such four-quarter period;

                (j) Indebtedness of the Company or its Restricted Subsidiaries representing guarantees of Indebtedness of Wheeling-Nisshin required to be made pursuant to the Letter of Undertaking not to exceed $10.0 million;

                (k) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be; and

                (l) any Permitted Refinancing Indebtedness representing a replacement, re- newel, refinancing or extension of all or any portion of the Indebtedness permitted under the first paragraph and clauses (a) and (c) of this covenant.

                In the event that the incurrence of any Indebtedness would be permitted by the first paragraph set forth above or one or more of the provisions set forth in the second paragraph above, the Company may designate (in the form of an officer's certificate delivered to the Trustee) the particular provision of this Indenture pursuant to which it is incurring such Indebtedness.

                Section 4.10. Asset Sales.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an officer's certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75 % of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary within 60 days of receipt into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash or Cash Equivalents for purposes of this provision.

                Within [BEGIN  STRIKE-THROUGH] 360 [END  STRIKE-THROUGH]  [BEGIN
UNDERLINE] 90 [END UNDERLINE] days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary shall apply such Net Proceeds [BEGIN UNDERLINE] (i) [END UNDERLINE] to reduce Indebtedness under Permitted Working Capital Indebtedness or any other Indebtedness of a Restricted Subsidiary of the Company (and, in the case of such Indebtedness other than Indebtedness under Permitted Working Capital Indebtedness, to correspondingly reduce commitments with respect thereto) [BEGIN UNDERLINE] (an "Indebtedness Reduction") or (ii) to purchase Notes in the open market or in negotiated transactions ("Open Market Purchases"). To the extent that 50% of the excess, if any, of the Net Proceeds from such Asset Sale over any Indebtedness Reduction made with such Net Proceeds are not utilized within 90 days after receipt of such Net Proceeds to purchase Notes in Open Market Purchases (such proceeds not so utilized being referred to herein as the "Shortfall Proceeds") then, within 30 days thereafter, the Company shall commence a pro rata Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum amount of Notes that can be purchased with such Shortfall Proceeds at a price equal to (x) 85% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, if such Asset Sale occurred prior to April 1, 2001 or (y) 95% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, if such Asset Sale occurred on or after April 1, 2001. [END UNDERLINE] To the extent such Net Proceeds are not utilized as contemplated in the preceding [BEGIN STRIKE-THROUGH] SENTENCE [END STRIKE-THROUGH] [BEGIN UNDERLINE] sentences [END UNDERLINE], such Net Proceeds may, within 360 days after receipt thereof, be utilized to acquire Replacement Assets [BEGIN UNDERLINE] or for Indebtedness Reductions [END UNDERLINE] [BEGIN STRIKE-THROUGH] ; PROVIDED THAT SUCH NET PROCEEDS MAY BE INVESTED BY THE COMPANY OR SUCH RESTRICTED SUBSIDIARY, WITHIN 360 DAYS AFTER RECEIPT THEREOF, IN PROPERTY OR ASSETS (INCLUDING CAPITAL STOCK OF ANY PERSON THAT WILL BECOME A WHOLLY-OWNED RESTRICTED SUBSIDIARY OF THE COMPANY AS A RESULT OF SUCH INVESTMENT) NOT CONSTITUTING REPLACEMENT ASSETS IF AFTER GIVING EFFECT TO SUCH ASSET SALE AND THE APPLICATION OF THE NET PROCEEDS THEREFROM, THE [END STRIKE-THROUGH]

[BEGIN STRIKE-THROUGH] COMPANY'S ADJUSTED CONSOLIDATED LEVERAGE RATIO WOULD BE LESS THAN 6.0 TO 1.0 [END STRIKE-THROUGH]. Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in this paragraph will be deemed after the expiration of the time periods set forth above to constitute "Excess Proceeds."

                Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $35.0 million, the Company shall commence a pro rata Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate amount of Notes surrendered by Holders thereof exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.